Exhibit 17.3

                         RESIGNATION OF RICHARD HOWARTH

     I Richard Howarth, hereby resign as Chief Executive Officer and Chairman of ICBS International Corp., a corporation organized under the laws of the State of Florida.

/s/ Richard Howarth                                     February 11, 2005
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Richard Howarth

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                         RESIGNATION OF RICHARD HOWARTH

     I Richard Howarth, hereby resign as Vice President of Puritan Securities, Inc., a corporation organized under the laws of the State of New York.


/s/ Richard Howarth                                    February 11, 2005
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Richard Howarth

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